EXHIBIT 10.41

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXCLUSIVE LICENSE AGREEMENT

This “Agreement”, effective on the date of last signature (“Effective Date”), is between Kosan Biosciences Incorporated, having a principal place of business at 3832 Bay Center Place, Hayward, California 94545, hereafter referred to as “Company”, and the State of Oregon, acting by and through the State Board of Higher Education on Behalf of Oregon State University, an institution of higher education in the State of Oregon, located at Corvallis, Oregon, hereafter referred to as “University”.

WITNESSETH:

WHEREAS, University is the owner by assignment from Drs. James D. White and Rich G. Carter and Kurt F. Sundermann (collectively, the “Inventors”) of their entire right, title and interest in the invention entitled “Method for Synthesizing Epothilones and Epothilone Analogs” which is the subject of United States Patent Application Serial Number 10/352,340 filed January 27, 2003 (the “‘340 Application”) and certain other United States and foreign patent applications that have been or may be filed comprising Oregon State University Docket Number 99-01, hereafter referred to as the “Invention”, and

WHEREAS, University is committed to a policy that ideas and creative works produced at University should be used for the greatest possible public benefit; and

WHEREAS, University accordingly believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with public interest; and

WHEREAS, Company is desirous of obtaining a license to practice the above-identified Invention, and to manufacture, use and sell in the commercial marketplace the products made in accordance therewith; and

WHEREAS, University is desirous of granting such license to Company in accordance with the terms of this Agreement; and

WHEREAS, since this Invention was made with U. S. Government support under research grant number GM 50574 awarded by the National Institutes of Health, the U.S. Government has certain rights in this Invention.

NOW, THEREFORE, in consideration of the foregoing premises, the parties agree as follows:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 1 -

Article I

Definitions

A. “Affiliate” shall mean any entity that is in control of Company, is controlled by Company, or is under common control with Company. For purposes of this definition, “control” shall mean direct or indirect ownership or control of fifty percent (50%) or more of the equity or voting interests of the controlled entity or such lesser maximum percentage permitted in those jurisdictions where majority ownership by foreign entities is prohibited.

B. “Adjusted Gross Sales” shall mean the amount of gross sales of all Licensed Products invoiced by Roche or Roche Affiliates to third parties less deductions of returns (including allowances actually given for spoiled, damaged, out-dated, rejected, or returned Licensed Product previously sold; Licensed Product withdrawals and Licensed Product recalls) or return reserves , rebates (price reductions, rebates to social and welfare systems, chargebacks or chargeback reserves, government-mandated rebates and similar types of rebates, for example, P.P.R.S., and Medicaid), volume (quantity) discounts, and taxes (value added or sales taxes, government-mandated exceptional taxes and other taxes directly linked to the gross sales amount), to the extent included in the amounts invoiced, provided that no income taxes shall be deducted from gross sales of Licensed Product to calculate Adjusted Gross Sales. The computation of Adjusted Gross Sales shall not include amounts received by Roche or Roche Affiliates for the sale of Licensed Product to Roche or Roche Affiliates. If Roche or any Roche Affiliates receives consideration other than cash for sales of Licensed Products to third parties, the fair market value of such consideration shall be included in Adjusted Gross Sales as computed on a product-by-product basis. Quarterly, actual returns and actual chargebacks will be reconciled against the return reserves and chargeback reserves, respectively, and Adjusted Gross Sales will be credited or debited accordingly.

C. “Confidential Information” shall mean information that (i) is marked or identified, orally or in writing, as confidential or proprietary information of the disclosing party prior to, upon or promptly after receipt by the receiving party; or (ii) the receiving party should recognize from the circumstances surrounding the disclosure to be confidential.

D. “Field of Use” shall mean all fields of use.

E. “IND” shall mean Investigational New Drug Application filed with the United States Food and Drug Administration.

F. “Know-How” shall mean unpatented discoveries, inventions, and improvements, proprietary information, trade secrets, drawings, plans, designs, or specifications provided by University pertaining to Licensed Products.

G. “Licensed Processes” shall mean the processes claimed in or covered by a Valid Claim in the Patent Rights.

H. “Licensed Products” shall mean products claimed in or whose manufacture, use or sale is covered by a Valid Claim in the Patent Rights or products made by means of Licensed Processes. For purposes of payment of Milestone Payments under Article VI of this Agreement, two or more products will be considered the same Licensed Product if each contains or consists of the same active pharmaceutical ingredient (including different salts, crystalline forms, solvates, and hydrates thereof), even if such products have different formulations or are used for different indications.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 2 -

I. “NDA” shall mean a New Drug Application filed with the United States Food and Drug Administration.

J. “Net Sales” shall mean the amount billed or invoiced on sales of Licensed Products by Company or its sublicensees of Patent Rights or distributors, less

1) Customary trade, quantity or cash discounts and commissions actually allowed and taken;

2) Amounts repaid or credited by reason of rejection, return or retroactive price reductions;

3) To the extent included in the amount stated on purchase orders, invoices or other documents of sales, taxes levied on and/or other governmental charges made as to production, sale, transportation, delivery or use, and paid by or on behalf of Company;

4) To the extent included in the amount stated on purchase orders, invoices or other documents of sales, freight, insurance and other transportation charges; and

5) any such billed or invoiced amounts not collected by Company, its sublicensees or distributors, which deduction may be taken in the calendar quarter in which such sales are no longer recorded as a receivable, all in accordance with United States GAAP.

Notwithstanding the foregoing, with respect to sales of Licensed Product by Roche or Roche Affiliates, “Net Sales” shall mean the amount of Adjusted Gross Sales less a lump sum deduction of [ * ] of Adjusted Gross Sales, such deduction being taken in lieu of those sales-related deductions which are not specifically provided for in the definition of Adjusted Gross Sales (e.g., outward freights, postage charges, transportation insurance, packaging materials for dispatch of goods, custom duties, bad debts, discounts granted later than at the time of invoicing, cash discounts and other direct sales expenses).

Net Sales shall be determined based on the first sale of Products to an independent, unrelated third party that is not an Affiliate, sublicensee of Patent Rights or distributor.

K. “Patent Rights” shall mean the U.S. Patent Application Serial Number 10/352,340 filed January 27, 2003, and any other U.S. application owned by OSU that has Valid Claims covering the manufacture, use, or sale of [ * ], all divisions, continuations and continuations-in-part thereof and foreign patent applications corresponding to these applications, all U.S. and foreign patents issuing from such applications, divisions, continuations and continuations-in-part, and any reissues, reexaminations and extensions of all such patents.

L. “Phase I Clinical Trial” shall mean the first phase of human clinical trials of a Licensed Product to gain evidence of the safety and tolerability of such Licensed Product and information regarding pharmacokinetics and potentially pharmacological activity for such Licensed Product, which human clinical trials are completed prior to the initiation of Phase II Clinical Trials, as described in 21 C.F.R. §312.21(a), as may be amended.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 3 -

M. “Phase II Clinical Trial” shall mean, with respect to the United States, the second phase of human clinical trials of a Licensed Product to gain evidence of the efficacy in one or more indications and expanded evidence of the safety of such Licensed Product, as well as an indication of the dosage regimen required, as described in 21 C.F.R. §312.21(b), as may be amended.

N. “Phase III Clinical Trial” shall mean, with respect to the United States, the third phase of human clinical trials of a Licensed Product which are large-scale trials to gain evidence of efficacy and safety in a number of human subjects sufficient to support registration for such Licensed Product with the United States Food and Drug Administration, as described in 21 C.F.R. §312.21(c), as may be amended.

O. “Roche” shall mean, collectively, Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd.

P. “Roche Affiliate” shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with Roche. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation (other than Genentech, Inc.) or such lesser maximum percentage permitted in those jurisdictions where majority ownership by foreign entities is prohibited, or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation, or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity, as applicable, whether through the ownership of control of voting securities, by contract or otherwise.

Q. “Roche Agreement” shall mean that certain Collaborative Research, Development and Commercialization Agreement between the Company and Roche dated September 19, 2002, as amended.

R. “[ * ] Species Claim” means a claim in a patent or patent application that specifically identifies [ * ] by name or by reference to a specific structural formula. The term does not include claims that generically encompass [ * ] but do not specifically identify [ * ] by name or by reference to a specific structural formula.

S. “Valid Claim” shall mean a claim of an issued patent within the Patent Rights that has not lapsed, expired, been canceled, or become abandoned, and has not been held invalid by a court or other appropriate body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise. The term “Valid Claim” shall also include the [ * ] Species Claim in a pending patent application within the Patent Rights. For the purposes of this Agreement, the genus claims of the ‘340 application and any patent issuing therefrom are Valid Claims covering [ * ] regardless of (a) the cancellation of [ * ] from the ‘340 application; (b) whether [ * ] is prosecuted to allowance in a continuation application; or (c) any subsequent interpretation of the scope of such genus claims by any body of competent jurisdiction.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 4 -

Article II

Grant

A. Subject to the terms and conditions of this Agreement, University hereby grants to Company a worldwide, exclusive license under the Patent Rights to make and have made, to use and have used, and to offer to sell, sell or import, and have offered to sell, sold or imported, the Licensed Products in the Field of Use, and to practice and have practiced the Licensed Processes and Know-How.

University also hereby grants to Company the right to enter into sublicensing agreements under the Patent Rights. Company agrees that any sublicenses granted other than to Roche pursuant to the Roche Agreement shall provide that the obligations imposed on Company under Article II, Article III, Article VIII, Article X, Section XII.J, Sections XIII.A, B and E, Article XIV, Article XV and Section XVII.F and G shall apply to the sublicensee as if it were a party to this Agreement. Company agrees to incorporate, either directly or by reference, provisions substantively similar to those listed above into all sublicense agreements entered into after the Effective Date. All sublicenses granted by Company other than to Roche pursuant to the Roche Agreement shall provide for termination of the sublicense upon termination of this Agreement, subject to the terms of Section XII.J below. Company agrees to forward to University a copy of each sublicense agreement Company enters into within thirty (30) days of its execution, except that financial terms of such sublicense agreement may be redacted. To the extent permitted by the Oregon Public Records law, University will maintain each sublicense agreement in confidence.

B. Notwithstanding anything to the contrary in this Article II, Company acknowledges and agrees that, because the Invention was made in the performance of work funded by the U.S. Government, Company’s license and Company’s rights under this Agreement are subject to rights accorded to the U.S. Government and to any requirements regarding the location of manufacture of Licensed Products provided under applicable federal statutes and regulations, including 35 USC §§202-206, and 37 CFR Part 401 (a copy of which regulation is attached hereto as Appendix A and by this reference incorporated herein). University has elected to retain title to the Invention pursuant to 35 USC §202.

C. Company, its distributors, Affiliates and sublicensees, and not University, shall have the obligation to ensure that any Licensed Products it makes, uses or sells are not defective and that any Licensed Product satisfies all applicable federal, state and local statutes, and rules and regulations. Company will comply, and will use commercially reasonable efforts to ensure that its distributors, Affiliates and sublicensees will comply, with all such applicable federal, state and local statutes, rules and regulations in the performance of Company’s obligations under this Agreement.

D. The University retains for itself and for other universities within the State of Oregon University System an irrevocable, nonexclusive and nontransferable and nonsublicensable right to practice for its own educational and non-commercial research purposes (not in humans) the Patent Rights, Know How and Licensed Processes. University reserves the right to supply the Patent Rights, Know How and Licensed Processes to academic research scientists of University and of other universities within the State of Oregon University System, with such supply subject to limitation of use by such scientists for internal non-commercial research purposes (not in humans) and prohibitions on further distribution.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 5 -

Article III

Diligence

A. Company shall use reasonable efforts, consistent with sound and reasonable business practices and judgment, to effect commercialization of Licensed Products as soon as practicable and to maximize commercial sales. “Reasonable efforts” under this clause shall be deemed to have been satisfied if the goals and requirements set forth in Appendix B are met. To the extent permitted by the Oregon Public Records Laws, the development and commercialization goals attached as Appendix B, and any amendments thereto, shall constitute Confidential Information of Company.

Article IV

License Fee

A. Company shall pay University a nonrefundable license fee in the sum of [ * ] payable upon execution of this Agreement.

Article V

Royalties; Minimum Annual Payment

A. In addition to license fees payable under Article IV, Company agrees to pay University a royalty of [ * ] of Net Sales of Licensed Products sold in countries where there is a Valid Claim by Company, its distributors, Affiliates, and its sublicensees of Licensed Patents.

B. In the event that the aggregate payments under Articles IV, V and VI for any calendar year during the term of this Agreement are less than [ * ], University shall have the right to terminate this license upon written notice to Company in the event that Company does not pay to University the difference between [ * ] and the aggregate amounts paid under Articles IV, V and VI for such calendar year within thirty (30) days after written notice of non-payment sent by University to Company.

C. Licensed Products shall be deemed to have been sold when invoiced, or if not invoiced, then when delivered, shipped or paid for, whichever occurs first. Royalty payments shall be due to University when Licensed Products are sold and shall be payable pursuant to the terms of Section VII.C.

D. In the event Company or one or more of its Affiliates or sublicensees of Patent Rights is required to make payments to a third party for any patent or other intellectual property rights or technology to make, have made, use, offer for sale, sell, distribute, have distributed or import

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 6 -

Licensed Products or to practice or have practiced Licensed Processes, then the royalties otherwise payable under this Article V shall be reduced by one-half of the amounts paid to such third party; provided, however, that in no event shall the royalty due University in any year fall below [ * ] of Net Sales of Licensed Products for such year. Company will provide University with written proof of payments to any third party that results in reduced royalties to University.

Article VI

Milestones

A. As further consideration for the licenses rights granted to Company under Article II, Company shall make the following initiation milestone payments (“Milestone Payments”) to University in the below specified amounts, for each Licensed Product to be paid at the commencement of each phase, with payments due (30) calendar days after achieving such milestone. A milestone does not apply if achieved prior to the Effective Date of this Agreement.

1.	[ * ] [ * ]

2.	[ * ] [ * ]

3.	[ * ] [ * ]

4.	[ * ] [ * ]

5.	[ * ] [ * ]

6.	[ * ] [ * ]

Article VII

Reports and Accounting

A. Company shall provide written annual reports within [ * ] days after the end of each calendar year beginning with the calendar year ending December 31, 2005, which shall include, but not be limited to: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing, and sales during the prior year.

B. Company shall provide written quarterly royalty reports within [ * ] days after each calendar quarter, which shall include the number and aggregate amount of sales for each country in which sales occurred during the preceding three (3) months, except that with respect to sales of Licensed Product by Roche or Roche Affiliates, in lieu of the foregoing requirement, Company shall be required to send University the applicable portions of the royalty report provided by Roche pursuant to the Roche Agreement within ten (10) days after Company’s receipt thereof. Quarterly sales shall also be aggregated by selling entity (i.e., Company, Affiliates, and sublicensees). Company’s quarterly royalty report shall also include its marketing plans for the coming quarter. If progress differs from that anticipated in the plan provided under Appendix B, Company shall explain the reasons for the difference and provide a modified plan for University’s review. Company shall also provide any reasonable additional data University reasonably requires to evaluate Company’s performance.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 7 -

C. In order to minimize Company time spent on royalty reports, a brief one-page royalty report form is provided in Appendix C that will satisfy the University’s reporting requirements. With each royalty report, Company shall pay the amount of royalty due. Such report shall be certified as correct by an officer of Company and shall include the aggregate deductions from royalties as specified herein. If no royalties are due to University for any reporting period, the written report shall so state. With respect to sales of Licensed Product by Roche or Roche Affiliates, Company shall, to the extent applicable to University or this Agreement, provide University with a copy of the royalty report provided to Company by Roche.

D. Any payments to University shall be made payable to Oregon State University and be tendered to the Director of Technology Transfer, Oregon State University for distribution in keeping with State Board of Higher Education policies.

E. All payments due hereunder shall be payable in United States dollars. Conversion of foreign currency to US dollars shall be made at the conversion rate existing in the United States (as reported in the New York Times or, if not in the New York Times, then in the Wall Street Journal) on the last working day of each royalty period, except that with respect to sales of Licensed Product by Roche or Roche Affiliates, conversion of foreign currency to US dollars shall be made using the Roche central Swiss Francs Sales Statistics for the countries concerned. The amount of such sales by Roche or Roche Affiliates in currencies other than US dollars may be (i) first calculated in Swiss Francs and (ii) then converted into US dollars using the year-to-date average rate of exchange for such currencies as retrieved from Reuters’ system for the applicable period, in accordance with Roche’s then-current standard practices for its financial reporting purposes. All payments shall be without deduction of exchange, collection or other charges associated with currency conversion.

F. Late payments shall be subject to an interest charge of [ * ] per month, or the maximum rate allowed by law, whichever is less, payable from the date the royalty or other payment is due.

Article VIII

Record Keeping

Company shall keep, and shall require its distributors, Affiliates and sublicensees to keep accurate and correct records of Licensed Products made, used or sold under this Agreement, appropriate to determine the amount of royalties due hereunder to University. Such records shall be retained for at least [ * ] years following a given reporting period. They shall be available during normal business hours for inspection no more than once in any calendar year at the expense of University by University’s Internal Audit Department, or by a Certified Public Accountant selected by University and approved by Company for the sole purpose of verifying reports and payments hereunder. Such accountant shall not disclose to University any information other than information indicating the accuracy of reports and payments made under this Agreement. Notwithstanding the foregoing provisions in this Article VIII, University shall not have the right to inspect the records of Roche or Roche Affiliates, but shall have the right to require Company to exercise its rights under the Roche Agreement to (a) engage Roche’s independent certified accountants to perform, on behalf of Kosan, an audit in accordance with international accounting

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 8 -

standards of Roche’s books and records and (b) engage Company’s independent public accountant or audit specialty firm to interview knowledgeable employees of Roche and to examine and copy pertinent books and records, and report to University the results of any such audits to the extent applicable to University. In the event that any inspection under this Article VIII shows an under reporting and under payment by Company to University in excess of [ * ] for any [ * ] period, then Company shall pay the cost of such examination as well as any additional sum that would have been payable to University had the Company reported correctly, plus interest from the date such payments were due at the rate set forth in Section VII.F or, in the case of an under reporting and under payment with respect to sales by Roche and Roche Affiliates, interest from the date such payments were due at the LIBOR rate.

Article IX

Domestic and Foreign Patent Filing and Maintenance

A. Upon execution of this Agreement, Company shall reimburse University for all out-of-pocket expenses University has previously incurred for the preparation, filing, prosecution and maintenance of Patent Rights, which expenses are [ * ] as of the billing period through [ * ]. Subject to Section IX.C, Company shall reimburse University for all such future expenses University incurs after the billing period through [ * ] within thirty (30) days of Company’s receipt of University’s invoices for such future expenses. University shall take responsibility for the preparation, filing, prosecution and maintenance of any and all patent applications and patents included in Patent Rights, provided, however, that University shall first consult with Company as to the preparation, filing, prosecution and maintenance of such patent applications and patents and shall furnish to Company copies of documents relevant to any such preparation, filing, prosecution or maintenance. In the event that University elects not to file, prosecute or maintain any patent applications or patents within Patent Rights, Company shall have the right to do so at its own expense, and University shall cooperate with Company and execute any documents reasonably required by Company in order to perform such activities.

B. University and Company shall cooperate fully in the preparation, filing, prosecution and maintenance of Patent Rights and of all patents and patent applications licensed to Company hereunder, executing all papers and instruments or requiring members of University to execute such papers and instruments so as to enable University to apply for, to prosecute and to maintain patent applications and patents in University’s name in any country. Each party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation, filing, prosecution or maintenance of any such patent applications or patents.

C. Subject to the provisions of Section IX.E, if Company elects to no longer pay the patent expenses of a patent application or patent included within Patent Rights in a particular country, Company shall notify University not less than [ * ] days prior to the effective date of Company’s election, and shall thereby surrender its rights under such patent or patent application in such country, and Company’s rights, privileges and licenses with respect solely to the country for which Company has not or will not pay patent expenses under this Agreement shall terminate on the effective date of the notice. University acknowledges that Company’s election to no longer pay patent expenses pursuant to this Section IX.C shall not be a breach of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 9 -

D. University agrees to cancel [ * ] from the ‘340 Application and immediately file a continuation application which includes [ * ]. The parties shall collaborate in order to draft an Information Disclosure Statement for submission by University to the United States Patent and Trademark Office in connection with the continuation application, subject to Company’s review and approval, which shall not be unreasonably withheld. Company acknowledges that University cannot compel a submission by a third party.

E. If Company, Roche, any Roche Affiliate or any licensor of Company as of the Effective Date with respect to [ * ] is awarded a United States patent having [ * ] Species Claim(s), and Company notifies University in writing that Company desires University to cancel its [ * ] Species Claim(s), then University may elect not to cancel such claims and continue to prosecute, seek or maintain such claims, but at its own expense. In such event, notwithstanding Section IX.C, Company’s license rights and obligations with respect to such claims (other than the obligation to pay University’s expenses in prosecuting, seeking or maintaining such claims) shall remain in effect, as well as Company’s rights under Sections IX.A and IX.B with respect to the preparation, filing, prosecution and maintenance of such claims.

In the event an interference or other proceeding involving a determination of priority of invention is declared between a University application or patent and another application or patent having [ * ] Species Claim(s), then University shall be obligated to use best efforts to settle such interference with such other party as promptly as possible. Any such settlement shall not be entered into without the written permission of Company. Company shall be responsible for all of University’s costs attendant to any interference proceeding, except that if Company notifies University in writing that Company is not interested in having the interference proceedings continued, University may elect to continue with such proceeding, but at its own expense. In such event, notwithstanding Section IX.C, Company’s license rights and obligations (other than the obligation to pay University’s expenses in continuing such proceeding) shall remain in effect.

Article X

Infringement

A. Company and University agree to notify each other promptly of each infringement or possible infringement of the licensed Patent Rights or subsequently issued patent of which either party becomes aware. With respect to such Patent Rights or subsequently issued patent under which Company is exclusively licensed pursuant to this Agreement, Company or its sublicensee shall have the right to prosecute in its own name and at its own expense, any infringement of such Patent Rights or subsequently issued patent. Before Company or its sublicensee commences an action with respect to any such infringement, Company shall contact University to obtain University’s view concerning any potential effects such an action may bring and shall report such views to the appropriate sublicensees. University shall have a continuing right, but not an obligation, to intervene in any suit for patent infringement involving the Patent Rights. Neither Company nor its sublicensee shall take any action to compel University to initiate a suit or to join any suit for patent infringement except if part of an action alleging breach of University’s obligation contained in the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 10 -

following sentence. Company or its sublicensee may request that University join in such suit if necessary to avoid dismissal of the suit, and University shall join in such suit if necessary to avoid dismissal.

Neither Company (nor its sublicensee) nor any attorney engaged by Company (or its sublicensee) shall prosecute the infringement in the name of the University, the State of Oregon, or any agency of the State of Oregon, nor purport to act as legal representative of the University, the State of Oregon or any of its agencies, without the prior written consent of the Oregon Attorney General, which shall not be unreasonably withheld . The University may, at its election, assume its own defense and settlement in the event the University determines that Company or its sublicensee is prohibited from representing the University or is not adequately protecting its interests.

B. If Company or its sublicensee elects to commence an action as described above and University is a legal party to such action, University shall have the right to assign to Company all of University’s rights, title and interest in licensed Patent Rights (subject to all University’s obligations to the government and others having rights in such licensed Patent Rights). In that event, such assignment shall be irrevocable and such action by Company on that patent shall thereafter be brought or continued in the name of Company. Notwithstanding any such assignment to Company by University, University shall cooperate fully with Company in connection with any such action. Regardless of any licensed Patent Rights assigned to Company by this clause, Company shall be required to continue to meet its obligations to University under this Agreement as if licensed Patent Rights were still licensed in the name of University.

C. If Company or its sublicensee elects to commence an action described above and University is a legal party to such action, University may, but shall not be obligated to, join the action as a co-plaintiff. Upon so doing, University shall jointly control the action with Company or its sublicensee.

D. Company shall reimburse University for any legal expenses and costs, including attorney fees (“litigation costs”), it reasonably incurs as part of an action brought by Company or its sublicensee, irrespective of whether University shall become a party to such action. Company shall reimburse University for litigation costs within thirty (30) days of receipt of University’s invoices.

E. If Company or its sublicensee elects to commence an action as described above, Company may offset up to [ * ] of the litigation costs of such action against up to [ * ] of each payment of royalty fees described in Sections V.A due to University. In the event that such[ * ] of such litigation costs exceed the amount of royalties withheld by Company for any calendar year, Company may, to that extent, reduce the royalties due to University from Company in succeeding calendar years, but never by more than [ * ] of the royalty due in any one calendar year.

F. No settlement, consent judgment or voluntary final disposition of the suit, which imposes any obligations or restrictions on University or grants any rights to the Patent Rights may be entered into without the consent of University, which consent shall not be unreasonably withheld.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 11 -

G. Recoveries or reimbursements from such action shall first be applied to reimburse Company and University for their respective litigation costs. For purposes of this Section X.G, Company’s litigation costs shall consist of litigation costs incurred by Company, plus litigation costs incurred by University and reimbursed by Company pursuant to Section X.D, less the amount of litigation costs recovered by Company by withholding royalties pursuant to Section X.E. For purposes of this Section X.G, University’s litigation costs shall consist of any litigation costs incurred by University but not reimbursed by Company pursuant to Section X.D. To the extent recoveries or reimbursements from such action are less than the parties’ aggregate litigation costs, such recoveries and reimbursements shall be apportioned pro rata based on the percentage that each party’s litigation costs bear to the total litigation costs of both parties, and then to reimburse University for royalties withheld pursuant to Section X.E. Any remaining recoveries or reimbursements shall be shared [ * ] to Company and [ * ] to University.

H. In the event that Company and its sublicensee, if any, elect not to exercise their right to prosecute an infringement of licensed Patent Rights pursuant to the above clauses, University may do so at its own expense, controlling such action and retaining all recoveries therefrom.

I. If a declaratory judgment action alleging invalidity of any licensed Patent Rights shall be brought against Company or University, then University, at its sole option, shall have the right to intervene and take over the sole defense of the action at its own expense but shall not settle or otherwise consent to a judgment without the written consent of the Company, which shall not be unreasonably withheld.

Article XI

Confidential Information

A. The receiving party shall hold the Confidential Information of the disclosing party in confidence and will use such Confidential Information only for the purposes of fulfilling its obligations under this Agreement. Without limiting the foregoing, the University agrees not to disclose any Confidential Information of Company, or anyone claiming through Company. Nothing in this Agreement will be interpreted to confer upon the receiving party any implied or express license to use the Confidential Information of the disclosing party for any purpose other than as expressly provided elsewhere in this Agreement. The receiving party shall not use the Confidential Information of the disclosing party for any purpose other than as expressly provided elsewhere in this Agreement, and will not disclose, provide, disseminate or otherwise make available any Confidential Information of the disclosing party or any part thereof in any form whatsoever to any third party, except as provided in Section B below.

B. The obligations in Section XI.A above shall not apply to the extent any (i) information that is now or later becomes publicly available through no fault of the receiving party; (ii) information that is obtained by the receiving party from a third party (other than in connection with this Agreement) without any obligation of secrecy or confidentiality; (iii) information that is independently developed by the receiving party (e.g., without reference to any Confidential

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 12 -

Information); (iv) disclosure required by applicable law, provided that the receiving party shall use reasonable efforts to give advance notice to and cooperate with the disclosing party in connection with any such disclosure; (v) disclosure by the Company required by underwriters, bankers, investors or other entities prior to providing the Company with debt or equity financing, provided that such disclosures are made under confidential terms or are made under a public offering; (vi) disclosure by Company for purposes of regulatory compliance, regulatory filings or correspondence with regulatory authorities related to the Licensed Product; and (vii) disclosure with the written consent of the disclosing party.

C. The receiving party acknowledges that the covenants contained in Section XI.A are reasonable and necessary to protect the legitimate interests of the disclosing party, and that the disclosing party would not have entered into this Agreement in the absence of such covenants, that any breach or threatened breach of such covenants will result in irreparable injury to the disclosing party and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, the receiving party agrees that the disclosing party shall, in addition to any other rights or remedies which it may have, be entitled to seek such injunctive relief without the posting of any bond or security as may be available from any court of competent jurisdiction to restrain the receiving party from any breach or threatened breach of such covenants.

D. Notwithstanding the above Sections XI.A through XI.C, Company hereby acknowledges that any disclosures Company makes to University under this Agreement are subject to the Oregon Public Records Laws, including but not limited to ORS 192.410-192.505, and the provisions for the Custody and Maintenance of Public Records, ORS 192.005-192.170. University’s obligation to disclose documents or any portion of a document submitted by Company to University may depend upon official or judicial determinations made pursuant to the Oregon Public Records Law. If University receives from a third party any request under the Oregon Public Records Law, the University shall promptly notify Company within a reasonable period of time of the request. If any requests for disclosure of such information are made to University, disclosure shall only be made consistent with and to the extent allowable under law. Neither the State of Oregon nor any of its agencies are or shall be obligated to assist in Company’s defense; provided, however, that Company hereby asserts that any Confidential Information of Company under this Agreement or concerning Licensed Products, including without limitation the financial terms in this Agreement, represents trade secrets of Company, as defined in ORS 192.501(2) or 646.461(4), or is otherwise exempt from disclosure under the Oregon Public Records Law. Company reserves the right to assert at the time that a public records request is received by University that other terms of this Agreement constitute Confidential Information and therefore represent trade secrets of Company, as defined in ORS 192.501(2) or 646.461(4), or is otherwise exempt from disclosure under the Oregon Public Records Law. Company further agrees that any disclosure made by University pursuant to an order issued pursuant to the Oregon Public Records Law by the Oregon Department of Justice shall not be a breach of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 13 -

Article XII

Term and Termination

A. The term of this Agreement shall begin on the Effective Date and shall continue for a period of [ * ] years, or the life of the last to issue patent in licensed Patent Rights, whichever period is greater.

B. In the event an order for relief is entered against Company under the Federal Bankruptcy Code, or an order appointing a receiver for substantially all of Company’s assets is entered by a court of competent jurisdiction, or Company makes an assignment for the benefit of creditors, or a levy of execution is made upon substantially all of the assets of Company and such levy is not quashed or dismissed within thirty (30) days, this Agreement and the rights, privileges and licenses granted hereunder shall automatically terminate effective the date of such order or assignment or in the case of such levy, the expiration of such thirty (30) day period, provided, however, that such termination shall not impair or prejudice any other right or remedy that University might have under this Agreement.

C. Upon any material breach or default of this Agreement by Company, University shall have the right to terminate this Agreement and the rights, privileges and licenses granted hereunder by ninety (90) days’ notice to Company. Such termination shall become effective unless Company shall have cured any such breach or default prior to the expiration of the ninety (90) day notice period.

D. Company shall have the right to terminate this Agreement at any time on sixty (60) days’ notice to University and upon payment of all amounts due and payable to University through that date.

E. If at any time prior to the first commercial sale of Licensed Product under this Agreement Company shall cease to pursue commercial development of Licensed Product as contemplated in Article III herein, Company shall be obligated to so notify University and this Agreement shall automatically terminate without obligation on the part of University to refund any of the fees which may have been paid by Company prior to such termination.

F. If Company and its distributors, Affiliates and sublicensees fail to sell or otherwise dispose of for value Licensed Products during any consecutive [ * ] month period, beginning with the [ * ] year following the year in which the first commercial sale of a Licensed Product occurs, University shall have the right to terminate this Agreement by giving Company written notice of termination to take effect thirty (30) days after the notification is given pursuant to the notice provisions in Article XVI. University may exercise its termination rights under this section for failure by Company and its distributors, Affiliates and sublicensees to sell for value Licensed Products notwithstanding payment by Company of minimum royalties due under Section V.C above.

G. Within [ * ] after termination of this Agreement under this Article XII other than expiration under Section XII.A, but subject to the provisions of Section XII.H, Company shall certify to University in writing that Licensed Products in its possession for sale in a country where there is a Valid Claim in an issued patent with respect to such Licensed Products have been destroyed.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 14 -

H Termination of this Agreement for any reason shall not be construed to release either party from any obligation that matured prior to the effective date of such termination. Company and any sublicensee thereof may, however, after the effective date of such termination, have [ * ] to sell all Licensed Products completed and in inventory or representing work-in-process.

I. Within thirty (30) days of the termination of this Agreement other than expiration under Section XII.A, Company shall duly account to University for the sale of Licensed Products and inventory in the Company’s possession for sale in a country where there is a Valid Claim in an issued patent with respect to such Licensed Products as of the date of termination.

J. Upon termination of this Agreement for any reason, any sublicensee of the Patent Rights not then in default under its agreement with Company shall be deemed to have a license from University on the same terms set forth in this Agreement.

K. The parties have agreed that University will cancel its [ * ] Species Claim from the ‘340 Application, which was allowed by the United States Patent and Trademark Office pursuant to the Notice of Allowance dated [ * ], and to re-present it for examination in a continuation application. The parties agree that University’s rights to receive royalty and milestone payments under this Agreement should not be prejudiced by such cancellation and the outcome of the prosecution of the continuation application. Accordingly, in the event of termination of this Agreement by Company prior to expiration pursuant to Section XII.D, Company’s royalty and milestone payment obligations under Articles V and VI with respect to [ * ] shall survive until the [ * ] of the [ * ] in the [ * ].

Article XIII

Indemnification, Insurance, Warranties and Exclusion of Warranties

A. Company shall, at all times during the term of this Agreement, indemnify, defend (with counsel approved by the Oregon Attorney General, which approval shall not be unreasonably withheld) and hold University, its members, agents, officers, employees and affiliates harmless against all liability, damage (including damage to property or injury or death to persons), loss or expenses (including reasonable attorney fees and expenses of litigation) arising out of any third party claims, suits, actions or judgments based on any legal theory of product liability (including, but not limited to, tort, warranty or strict liability theories) relating to or arising from the use by Company or its distributors, Affiliates and sublicensees of the Patent Rights, or resulting from the development, marketing, sale, use or distribution of Licensed Products or Licensed Processes by Company or its distributors, Affiliates and sublicensees, or arising from any obligations of Company hereunder, except for any claims or expenses arising out of the negligence or willful actions of University or its members, agents officers, or employees.

B. Company shall maintain in effect comprehensive general liability insurance in the combined amount of [ * ] per occurrence for bodily injury and property damages, including reasonable

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 15 -

attorney fees, arising out of any alleged defects in Licensed Product and Licensed Processes or in the use thereof. Notice shall be given to University at least thirty (30) days prior to cancellation or material change in the form of such policy(ies). Any sublicense granted by Company pursuant to this Agreement shall provide insurance as provided in this Article XIII. Company shall maintain comprehensive general liability insurance coverage for a minimum period of [ * ] beyond the last date a Licensed Product is sold or distributed by Company or by any distributor, Affiliate or sublicensee of Company.

C. The University represents and warrants to Company that: (a) this Agreement, when executed and delivered by the University, will be the legal, valid and binding obligation of the University, enforceable against the University in accordance with its terms; (b) other than the Federal Government interest, the University is the owner of all right, title and interest in and to the Invention and the Patent Rights, and has not granted rights in or to the Invention or the Patent Rights to any person other than Company; (c) as of the Effective Date of this Agreement, the University has not received any notice that the Invention infringes the proprietary rights of any third party; (d) to University’s knowledge and belief, the research which led to the filing of the Patent Rights was conducted solely by employees of the University acting within the scope of their employment; (e) to University’s knowledge and belief, the inventions claimed in the Patent Rights have not been publicly used, offered for sale, or disclosed in a printed publication by employees of the University prior to the filing of the U.S. provisional application for the Patent Rights.

D. Company represents and warrants to the University as follows:

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute, deliver and perform this Agreement;

(b) this Agreement, when executed and delivered by Company, will be the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms; and

(c) the execution, delivery and performance of this Agreement by Company does not conflict with, or constitute a breach or default under, (i) the charter documents of Company, (ii) any law, order, judgment or governmental rule or regulation applicable to Company, or (iii) any provision of any agreement, contract, commitment or instrument to which Company is a party; and the execution, delivery and performance of this Agreement by Company does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority.

E. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UNIVERSITY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH REGARD TO ANY LICENSED PATENT RIGHTS, LICENSED PRODUCTS OR LICENSED PROCESSES HEREUNDER OR ANY PARTS THEREOF. UNIVERSITY DOES NOT WARRANT THE VALIDITY OF THE LICENSED PATENT RIGHTS, AND MAKES NO REPRESENTATIONS WITH REGARD TO THE SCOPE OF THE PATENT RIGHTS OR THAT THE PATENT RIGHTS MAY BE USED

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 16 -

WITHOUT INFRINGING OTHER PATENTS OR INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. IN NO EVENT SHALL UNIVERSITY OR ITS OFFICERS, MEMBERS, AGENTS OR EMPLOYEES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER UNIVERSITY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT KNOW OF THE POSSIBILITY. UNIVERSITY EXPLICITLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE OF THE PATENT RIGHTS, LICENSED PRODUCTS, OR LICENSED PROCESSES CONTEMPLATED BY THIS AGREEMENT.

F. EXCEPT FOR COMPANY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION XIII.A., IN NO EVENT SHALL EITHER PARTY OR ITS DIRECTORS, OFFICERS, MEMBERS, AGENTS OR EMPLOYEES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS (OTHER THAN PAYMENTS DUE TO UNIVERSITY UNDER ARTICLES IV, V AND VI), RESULTING FROM THE BREACH OF SUCH PARTY’S OBLIGATIONS UNDER THIS AGREEMENT, REGARDLESS OF WHETHER SUCH PARTY IS ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT KNOWS OF THE POSSIBILITY.

Article XIV

University’s Name

Company agrees not to use the name of University or any of its employees, in any advertisement or sales promotion relating to any Licensed Product or Licensed Processes without prior written approval by University.

Article XV

Transfer of Rights and Obligations

A. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party, except to the successor or assignee of all or substantially all of the assignor’s business to which this Agreement relates. When duly assigned in accordance therewith, this Agreement shall be binding on and inure to the benefit of the assignee.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 17 -

Article XVI

Notices

A. All notices, demands, payments, reports or other writings provided for in this Agreement shall be deemed to have been fully given, made or sent when made in writing and delivered by hand or deposited in the U.S. mail, first class, postage paid, or nationally recognized overnight courier and addressed as follows (unless another address has been provided by the party affected):

To University:
Director of Technology Transfer
Research Office
312 Kerr Administration Building
Oregon State University
Corvallis, Oregon 97331-2140
Telephone: 503-737-0674
Facsimile: 503-737-3093

With a copy to:
Director of Legal Services
Oregon University System
Susan Campbell Hall
Eugene, Oregon 97403

To Company:	Kosan Biosciences Incorporated
3832 Bay Center Place
Hayward, California 94545
Attention: General Counsel
Telephone: 510-732-8400
Facsimile: [ * ]

Article XVII

Miscellaneous Provisions

A. This Agreement shall be construed in accordance with the laws of the State of Oregon. Any action brought hereunder shall be brought and conducted solely and exclusively within the United States District Court for the District of Oregon.

B. In the event that any provision hereof is found to be invalid or unenforceable pursuant to a final judgment or decree, the remainder of this Agreement shall remain valid and enforceable according to its terms.

C. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment relationship between the parties hereto. Except as specified herein, neither party shall have the right, power or implied authority to create any obligation or duty, express or implied, on behalf of the other party hereto.

D. This Agreement represents the entire agreement between the parties as to the matters set forth and integrates all prior discussions or understandings between them. This Agreement may only be modified or amended in writing by a document signed by an authorized representative of University and Company.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 18 -

E. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of the Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

F. Company agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers of patents in the Patent Rights or indicate “Patent Pending” status, if applicable. All Licensed Products manufactured in, shipped to or sold in other countries shall be marked in such a manner as to preserve University’s patent rights in such countries, if any.

G. Company agrees to comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including the Export Administration Act of 1979, and the Arms Export Control Act, and all Export Administration Regulations of the United States Department of Commerce. These laws and regulations among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. Company hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data and that it will defend and hold University harmless in the event of any legal action of any nature occasioned by any such violation by Company or its distributors, Affiliates or sublicensees.

H. Article VIII, Article XI, Sections XII.G through K, Article XIII, Article XIV, this Section XVII.H and Section XVII.I shall survive expiration or termination of this Agreement.

I. The parties recognize that disputes as to certain matters regarding this Agreement may from time to time arise between the parties. The parties shall seek to amicably resolve disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To reach amicable resolution, the parties agree to refer such disputes to the senior management of the Company and the head of technology transfer at the University for them to seek joint resolution for at least [ * ] days before resorting to litigation.

J. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 19 -

IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the Effective Date.

STATE OF OREGON, Acting by and through the STATE BOARD OF HIGHER EDUCATION on behalf of OREGON STATE UNIVERSITY		KOSAN BIOSCIENCES INCORPORATED
		/s/ Daniel V. Santi	4/1/05
Date

/s/ Benjamin E. Rawlins	4 Apr. 2005	Daniel V. Santi, M.D., Ph.D.
Benjamin E. Rawlins	Date	Print name
General Counsel
Chairman and CEO
Title
/s/ John M. Cassady	4/1/05
John M. Cassady	Date
Vice President for Research

APPROVED AS TO LEGAL SUFFICIENCY BY
THE OREGON DEPARTMENT OF JUSTICE

/s/ Keith N. Jones	4-1-2005
Keith N. Jones	Date
Assistant Attorney General

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Page - 20 -

APPENDIX A

CERTAIN U.S. REGULATIONS

{Code of Federal Regulations}

{Title 34, Volume 1}

{Revised as of July 1, 2001}

From the U.S. Government Printing Office via GPO Access

{CITE: 37CFR401.1}

{Page 605-606}

TITLE 37—PATENTS, TRADEMARKS, AND COPYRIGHTS

CHAPTER IV—ASSISTANT SECRETARY FOR TECHNOLOGY POLICY, DEPARTMENT OF COMMERCE

PART 401—RIGHTS TO INVENTIONS MADE BY NONPROFIT ORGANIZATIONS AND SMALL BUSINESS FIRMS UNDER GOVERNMENT GRANTS, CONTRACTS, AND COOPERATIVE AGREEMENTS

Sec. 401.1 Scope.

(a) Traditionally there have been no conditions imposed by the government on research performers while using private facilities, which would preclude them from accepting research funding from other sources to expand, to aid in completing or to conduct separate investigations closely related to research activities sponsored by the government. Notwithstanding the right of research organizations to accept supplemental funding from other sources for the purpose of expediting or more comprehensively accomplishing the research objectives of the government sponsored project, it is clear that the ownership provisions of these regulations would remain applicable in any invention “conceived or first actually reduced to practice in performance” of the project. Separate accounting for the two funds used to support the project in this case is not a determining factor.

(1) To the extent that a non-government sponsor established a project which, although closely related, falls outside the planned and committed activities of a government-funded project and does not diminish or distract from the performance of such activities, inventions made in performance of the non-government sponsored project would not be subject to the conditions of these regulations. An example of such related but separate projects would be a government-sponsored project having research objectives to expand scientific understanding in a field and a closely related industry sponsored project having as its objectives the application of such new knowledge to develop usable new technology. The time relationship in conducting the two projects and the use of new fundamental knowledge from one in the performance of the other are not important determinants since most inventions rest on a knowledge base built up by numerous independent research efforts extending over many years. Should such an invention be claimed by the performing organization to be the product of non-government sponsored research and be challenged by the sponsoring agency as being reportable to the government as a “subject invention”, the challenge is appealable as described in Sec. 401.11(d).

(2) An invention which is made outside of the research activities of a government-funded project is not viewed as a “subject invention” since it cannot be shown to have been “conceived or first actually reduced to practice” in performance of the project. An obvious example of this is a situation where an instrument purchased with government funds is later used, without interference with or cost to the government-funded project, in making an invention all expenses of which involve only non-government funds.

(b) This part implements 35 U.S.C. 202 through 204 and is applicable to all Federal agencies. It applies to all funding agreements with small business firms and nonprofit organizations executed after the effective date of this part, except for a funding agreement made primarily for educational purposes. Certain sections also provide guidance for the administration of funding agreements, which predate the effective date of this part. In accordance with 35 U.S.C. 212, no scholarship, fellowship, training grant, or other funding agreement made by a Federal agency primarily to an awardee for educational purposes will contain any provision giving the Federal agency any rights to inventions made by the awardee.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) The march-in and appeals procedures in Sec. 401.6 and Sec. 401.11 shall apply to any march-in or appeal proceeding under a funding agreement subject to Chapter 18 of Title 35, U.S.C., initiated after the effective date of this part even if the funding agreement was executed prior to that date.

(d) At the request of the contractor, a funding agreement for the operation of a government-owned facility which is in effect on the effective date of this part shall be promptly amended to include the provisions required by Secs. 401.3(a) unless the agency determines that one of the exceptions at 35 U.S.C. 202(a)(i) through (iv) Sec. 401.3(a)(8) through (iv) of this part) is applicable and will be applied. If the exception at Sec. 401.3(a)(iv) is determined to be applicable, the funding agreement will be promptly amended to include the provisions required by Sec. 401.3(c).

(e) This regulation supersedes OMB Circular A-124 and shall take precedence over any regulations dealing with ownership of inventions made by small businesses and nonprofit organizations, which are inconsistent with it. This regulation will be followed by all agencies pending amendment of agency regulations to conform to this part and amended Chapter 18 of Title 35. Only deviations requested by a contractor and not inconsistent with Chapter 18 of Title 35, United States Code may be made without approval of the Secretary. Modifications or tailoring of clauses as authorized by Sec. 401.5 or Sec. 401.3, when alternative provisions are used under Sec. 401.3(a) (1) through (4), are not considered deviations requiring the Secretary’s approval. Three copies of proposed and final agency regulations supplementing this part shall be submitted to the Secretary at the office set out in Sec. 401.16 for approval for consistency with this part before they are submitted to the Office of Management and Budget (OMB) for review under Executive Order 12291 or, if no submission is required to be made to OMB, before their submission to the Federal Register for publication.

(f) In the event an agency has outstanding prime funding agreements that do not contain patent flow-down provisions consistent with this part or earlier Office of Federal Procurement Policy regulations (OMB Circular A-124 or OMB Bulletin 81-22), the agency shall take appropriate action to ensure that small business firms or nonprofit organizations that are subcontractors under any such agreements and that received their subcontracts after July 1, 1981, receive rights in their subject inventions that are consistent with Chapter 18 and this part.

(g) This part is not intended to apply to arrangements under which nonprofit organizations, small business firms, or others are allowed to use government-owned research facilities and normal technical assistance provided to users of those facilities, whether on a reimbursable or nonreimbursable basis. This part is also not intended to apply to arrangements under which sponsors reimburse the government or facility contractor for the contractor employee’s time in performing work for the sponsor. Such arrangements are not considered “funding agreements” as defined at 35 U.S.C. 201(b) and Sec. 401.2(a) of this part.

Sec. 401.2 Definitions.

As used in this part—

(a) The term funding agreement means any contract, grant, or cooperative agreement entered into between any Federal agency, other than the Tennessee Valley Authority, and any contractor for the performance of experimental, developmental, or research work funded in whole or in part by the Federal government. This term also includes any assignment, substitution of parties, or subcontract of any type entered into for the performance of experimental, developmental, or research work under a funding agreement as defined in the first sentence of this paragraph.

(b) The term contractor means any person, small business firm or nonprofit organization, which is a party to a funding agreement.

(c) The term invention means any invention or discovery, which is or may be patentable or otherwise protectable under Title 35 of the United States Code, or any novel variety of plant which is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

(d) The term subject invention means any invention of a contractor conceived or first actually reduced to practice in the performance of work under a funding agreement; provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d)) must also occur during the period of contract performance.

(e) The term practical application means to manufacture in the case of a composition of product, to practice in the case of a process or method, or to operate in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or government regulations, available to the public on reasonable terms.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(f) The term made when used in relation to any invention means the conception or first actual reduction to practice of such invention.

(g) The term small business firm means a small business concern as defined at section 2 of Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this part, the size standards for small business concerns involved in government procurement and subcontracting at 13 CFR 121.5 will be used.

(h) The term nonprofit organization means universities and other institutions of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

(i) The term Chapter 18 means Chapter 18 of Title 35 of the United States Code.

(j) The term Secretary means the Assistant Secretary of Commerce for Technology Policy.

(k) The term electronically filed means any submission of information transmitted by an electronic or optical-electronic system.

(l) The term electronic or optical-electronic system means a software-based system approved by the agency for the transmission of information.

(m) The term patent application or “application for patent” includes a provisional or nonprovisional U.S. national application for patent as defined in 37 CFR 1.9 (a)(2) and (a)(3), respectively, or an application for patent in a foreign country or in an international patent office.

(n) The term initial patent application means a nonprovisional U.S. national application for patent as defined in 37 CFR 1.9(a)(3).

{52 FR 8554, Mar. 18, 1987, as amended at 60 FR 41812, Aug. 14, 1995}

Sec. 401.3 Use of the standard clauses at Sec. 401.14.

(a) Each funding agreement awarded to a small business firm or nonprofit organization (except those subject to 35 U.S.C. 212) shall contain the clause found in Sec. 401.14(a) with such modifications and tailoring as authorized or required elsewhere in this part. However, a funding agreement may contain alternative provisions—

(1) When the contractor is not located in the United States or does not have a place of business located in the United States or is subject to the control of a foreign government; or

(2) In exceptional circumstances when it is determined by the agency that restriction or elimination of the right to retain title to any subject invention will better promote the policy and objectives of Chapter 18 of Title 35 of the United States Code; or

(3) When it is determined by a government authority, which is authorized by statute or executive order to conduct foreign intelligence or counterintelligence activities that the restriction or elimination of the right to retain title to any subject invention is necessary to protect the security to such activities; or

(4) When the funding agreement includes the operation of the government-owned, contractor-operated facility of the Department of Energy primarily dedicated to that Department’s naval nuclear propulsion or weapons related programs and all funding agreement limitations under this subparagraph on the contractor’s right to elect title to a subject invention are limited to inventions occurring under the above two programs.

(b) When an agency exercises the exceptions at Sec. 401.3(a)(2) or (3), it shall use the standard clause at Sec. 401.14(a) with only such modifications as are necessary to address the exceptional circumstances or concerns which led to the use of the exception. For example, if the justification relates to a particular field of use or market, the clause might be modified along lines similar to those described in Sec. 401.14(b). In any event, the clause should provide the contractor with an opportunity to receive greater rights in accordance with the procedures at Sec. 401.15. When an agency justifies and exercises the exception at Sec. 401.3(a)(2) and uses an alternative provision in the funding agreement on the basis of national security, the provision shall provide the contractor with the right to elect ownership to any invention made under such funding agreement as provided by the Standard Patent Rights Clause found at Sec. 401.14(a) if the invention is not classified by the agency within six months of the date it is reported to the agency, or within the same time period the Department of Energy does not, as authorized by regulation, law or Executive order or implementing regulations thereto, prohibit unauthorized dissemination of the invention. Contracts in support of DOE’s naval nuclear propulsion program are exempted from this paragraph.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) When the Department of Energy exercises the exception at Sec. 401.3(a)(4), it shall use the clause prescribed at Sec. 401.14(b) or substitute thereto with such modification and tailoring as authorized or required elsewhere in this part.

(d) When a funding agreement involves a series of separate task orders, an agency may apply the exceptions at Sec. 401.3(a)(2) or (3) to individual task orders, and it may structure the contract so that modified patent rights provisions will apply to the task order even though the clauses at either Sec. 401.14(a) or (b) are applicable to the remainder of the work. Agencies are authorized to negotiate such modified provisions with respect to task orders added to a funding agreement after its initial award.

(e) Before utilizing any of the exceptions in Sec. 401.3(a) of this section, the agency shall prepare a written determination, including a statement of facts supporting the determination, that the conditions identified in the exception exist. A separate statement of facts shall be prepared for each exceptional circumstances determination, except that in appropriate cases a single determination may apply to both a funding agreement and any subcontracts issued under it or to any funding agreement to which such an exception is applicable. In cases when Sec. 401.3(a)(2) is used, the determination shall also include an analysis justifying the determination. This analysis should address with specificity how the alternate provisions will better achieve the objectives set forth in 35 U.S.C. 200. A copy of each determination, statement of facts, and, if applicable, analysis shall be promptly provided to the contractor or prospective contractor along with a notification to the contractor or prospective contractor of its rights to appeal the determination of the exception under 35. S.C.202 (b)(4) and Sec. 401.4 of this part.

(f) Except for determinations under Sec. 401.3(a)(3), the agency shall also provide copies of each determination, statement of fact, and analysis to the Secretary. These shall be sent within 30 days after the award of the funding agreement to which they pertain. Copies shall also be sent to the Chief Counsel for advocacy of the Small Business Administration if the funding agreement is with a small business firm.

If the Secretary of Commerce believes that any individual determination or pattern of determinations is contrary to the policies and objectives of this chapter or otherwise not in conformance with this chapter, the Secretary shall so advise the head of the agency concerned and the Administrator of the Office of Federal Procurement Policy and recommend corrective actions.

(g) To assist the Comptroller General of the United States to accomplish his or her responsibilities under 35 U.S.C. 202, each Federal agency that enters into any funding agreements with nonprofit organizations or small business firms shall accumulate and, at the request of the Comptroller General, provide the Comptroller General or his or her duly authorized representative the total number of prime agreements entered into with small business firms or nonprofit organizations that contain the patent rights clause in this part or under OMB Circular A-124 for each fiscal year beginning with October 1, 1982.

(h) To qualify for the standard clause, a prospective contractor may be required by an agency to certify that it is either a small business firm or a nonprofit organization. If the agency has reason to question the status of the prospective contractor as a small business firm, it may file a protest in accordance with 13 CFR 121.9. If it questions nonprofit status, it may require the prospective contractor to furnish evidence to establish its status as a nonprofit organization.

Sec. 401.4 Contractor appeals of exceptions.

(a) In accordance with 35 U.S.C. 202(b)(4) a contractor has the right to an administrative review of a determination to use one of the exceptions at Sec. 401.3(a) (1) through (4) if the contractor believes that a determination is either contrary to the policies and objectives of this chapter or constitutes an abuse of discretion by the agency. Paragraph (b) of this section specifies the procedures to be followed by contractors and agencies in such cases. The assertion of such a claim by the contractor shall not be used as a basis for withholding or delaying the award of a funding agreement or for suspending performance under an award. Pending final resolution of the claim the contract may be issued with the patent rights provision proposed by the agency; however, should the final decision be in favor of the contractor, the funding agreement will be amended accordingly and the amendment made retroactive to the effective date of the funding agreement.

(b)(1) A contractor may appeal a determination by providing written notice to the agency within 30 working days from the time it receives a copy of the agency’s determination, or within such longer time as an agency may specify in its regulations. The contractor’s notice should specifically identify the basis for the appeal.

(2) The appeal shall be decided by the head of the agency or by his/her designee who is at a level above the person who made the determination. If the notice raises a genuine dispute over the material facts, the head of the agency or the designee shall undertake, or refer the matter for, fact-finding.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(3) Fact-finding shall be conducted in accordance with procedures established by the agency. Such procedures shall be as informal as practicable and be consistent with principles of fundamental fairness. The procedures should afford the contractor the opportunity to appear with counsel, submit documentary evidence, present witnesses and confront such persons as the agency may rely upon. A transcribed record shall be made and shall be available at cost to the contractor upon request. The requirement for a transcribed record may be waived by mutual agreement of the contractor and the agency.

(4) The official conducting the fact-finding shall prepare or adopt written findings of fact and transmit them to the head of the agency or designee promptly after the conclusion of the fact-finding proceeding along with a recommended decision. A copy of the findings of fact and recommended decision shall be sent to the contractor by registered or certified mail.

(5) Fact-finding should be completed within 45 working days from the date the agency receives the contractor’s written notice.

(6) When fact-finding has been conducted, the head of the agency or designee shall base his or her decision on the facts found, together with any argument submitted by the contractor, agency officials or any other information in the administrative record. In cases referred for fact-finding, the agency head or the designee may reject only those facts that have been found to be clearly erroneous, but must explicitly state the rejection and indicate the basis for the contrary finding. The agency head or the designee may hear oral arguments after fact-finding provided that the contractor or contractor’s attorney or representative is present and given an opportunity to make arguments and rebuttal. The decision of the agency head or the designee shall be in writing and, if it is unfavorable to the contractor shall include an explanation of the basis of the decision. The decision of the agency or designee shall be made within 30 working days after fact-finding or, if there was no fact-finding, within 45 working days from the date the agency received the contractor’s written notice. A contractor adversely affected by a determination under this section may, at any time within sixty days after the determination is issued, file a petition in the United States Claims Court, which shall have jurisdiction to determine the appeal on the record and to affirm, reverse, remand, or modify as appropriate, the determination of the Federal agency.

Sec. 401.5 Modification and tailoring of clauses.

(a) Agencies should complete the blank in paragraph (g)(2) of the clauses at Sec. 401.14 in accordance with their own or applicable government-wide regulations such as the Federal Acquisition Regulation. In grants and cooperative agreements (and in contracts, if not inconsistent with the Federal Acquisition Regulation) agencies wishing to apply the same clause to all subcontractors as is applied to the contractor may delete paragraph (g)(2) of the clause and delete the words “to be performed by a small business firm or domestic nonprofit organization” from paragraph (g)(1). Also, if the funding agreement is a grant or cooperative agreement, paragraph (g)(3) may be deleted. When either paragraph (g)(2) or paragraphs (g) (2) and (3) are deleted, the remaining paragraph or paragraphs should be renumbered appropriately.

(b) Agencies should complete paragraph (l), “Communications”, at the end of the clauses at Sec. 401.14 by designating a central point of contact for communications on matters relating to the clause. Additional instructions on communications may also be included in paragraph (l).

(c) Agencies may replace the italicized words and phrases in the clauses at Sec. 401.14 with those appropriate to the particular funding agreement. For example, “contracts” could be replaced by “grant,” “contractor” by “grantee,” and “contracting officer” by “grants officer.” Depending on its use, “Federal agency” can be replaced either by the identification of the agency or by the specification of the particular office or official within the agency.

(d) When the agency head or duly authorized designee determines at the time of contracting with a small business firm or nonprofit organization that it would be in the national interest to acquire the right to sublicense foreign governments or international organizations pursuant to any existing treaty or international agreement, a sentence may be added at the end of paragraph (b) of the clause at Sec. 401.14 as follows:

This license will include the right of the government to sublicense foreign governments, their nationals, and international organizations, pursuant to the following treaties or international agreements:

The blank above should be completed with the names of applicable existing treaties or international agreements, agreements of cooperation, memoranda of understanding, or similar arrangements, including military agreements

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

relating to weapons development and production. The above language is not intended to apply to treaties or other agreements that are in effect on the date of the award but which are not listed. Alternatively, agencies may use substantially similar language relating the government’s rights to specific treaties or other agreements identified elsewhere in the funding agreement. The language may also be modified to make clear that the rights granted to the foreign government, and its nationals or an international organization may be for additional rights beyond a license or sublicense if so required by the applicable treaty or international agreement. For example, in some exclusive licenses or even the assignment of title in the foreign country involved might be required. Agencies may also modify the language above to provide for the direct licensing by the contractor of the foreign government or international organization.

(e) If the funding agreement involves performance over an extended period of time, such as the typical funding agreement for the operation of a government-owned facility, the following language may also be added:

The agency reserves the right to unilaterally amend this funding agreement to identify specific treaties or international agreements entered into or to be entered into by the government after the effective date of this funding agreement and effectuate those license or other rights which are necessary for the government to meet its obligations to foreign governments, their nationals and international organizations under such treaties or international agreements with respect to subject inventions made after the date of the amendment.

(f) Agencies may add additional subparagraphs to paragraph (f) of the clauses at Sec. 401.14 to require the contractor to do one or more of the following:

(1) Provide a report prior to the close-out of a funding agreement listing all subject inventions or stating that there were none.

(2) Provide, upon request, the filing date, patent application number and title; a copy of the patent application; and patent number and issue date for any subject invention in any country in which the contractor has applied for a patent.

(3) Provide periodic (but no more frequently than annual) listings of all subject inventions which were disclosed to the agency during the period covered by the report.

(g) If the contract is with a nonprofit organization and is for the operation of a government-owned, contractor-operated facility, the following will be substituted for paragraph (k)(3) of the clause at Sec. 401.14(a):

(3) After payment of patenting costs, licensing costs, payments to inventors, and other expenses incidental to the administration of subject inventions, the balance of any royalties or income earned and retained by the contractor during any fiscal year on subject inventions under this or any successor contract containing the same requirement, up to any amount equal to five percent of the budget of the facility for that fiscal year, shall be used by the contractor for scientific research, development, and education consistent with the research and development mission and objectives of the facility, including activities that increase the licensing potential of other inventions of the facility. If the balance exceeds five percent, 75 percent of the excess above five percent shall be paid by the contractor to the Treasury of the United States and the remaining 25 percent shall be used by the contractor only for the same purposes as described above. To the extent it provides the most effective technology transfer, the licensing of subject inventions shall be administered by contractor employees on location at the facility.

(h) If the contract is for the operation of a government-owned facility, agencies may add the following at the end of paragraph (f) of the clause at Sec. 401.14(a):

(5) The contractor shall establish and maintain active and effective procedures to ensure that subject inventions are promptly identified and timely disclosed and shall submit a description of the procedures to the contracting officer so that the contracting officer may evaluate and determine their effectiveness.

{52 FR 8554, Mar. 18, 1987, as amended at 60 FR 41812, Aug. 14, 1995}

Sec. 401.6 Exercise of march-in rights.

(a) The following procedures shall govern the exercise of the march-in rights of the agencies set forth in 35 U.S.C. 203 and paragraph (j) of the clause at Sec. 401.14.

(b) Whenever an agency receives information that it believes might warrant the exercise of march-in rights, before initiating any march-in proceeding, it shall notify the contractor in writing of the information and request informal written or oral comments from the contractor as well as information relevant to the matter. In the absence of any

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

comments from the contractor within 30 days, the agency may, at its discretion, proceed with the procedures below. If a comment is received within 30 days, or later if the agency has not initiated the procedures below, then the agency shall, within 60 days after it receives the comment, either initiate the procedures below or notify the contractor, in writing, that it will not pursue march-in rights on the basis of the available information.

(c) A march-in proceeding shall be initiated by the issuance of a written notice by the agency to the contractor and its assignee or exclusive licensee, as applicable and if known to the agency, stating that the agency is considering the exercise of march-in rights. The notice shall state the reasons for the proposed march-in in terms sufficient to put the contractor on notice of the facts upon which the action would be based and shall specify the field or fields of use in which the agency is considering requiring licensing. The notice shall advise the contractor (assignee or exclusive licensee) of its rights, as set forth in this section and in any supplemental agency regulations. The determination to exercise march-in rights shall be made by the head of the agency or his or her designee.

(d) Within 30 days after the receipt of the written notice of march-in, the contractor (assignee or exclusive licensee) may submit in person, in writing, or through a representative, information or argument in opposition to the proposed march-in, including any additional specific information which raises a genuine dispute over the material facts upon which the march-in is based. If the information presented raises a genuine dispute over the material facts, the head of the agency or designee shall undertake or refer the matter to another official for fact-finding.

(e) Fact-finding shall be conducted in accordance with the procedures established by the agency. Such procedures shall be as informal as practicable and be consistent with principles of fundamental fairness. The procedures should afford the contractor the opportunity to appear with counsel, submit documentary evidence, present witnesses and confront such persons as the agency may present. A transcribed record shall be made and shall be available at cost to the contractor upon request. The requirement for a transcribed record may be waived by mutual agreement of the contractor and the agency. Any portion of the march-in proceeding, including a fact-finding hearing that involves testimony or evidence relating to the utilization or efforts at obtaining utilization that are being made by the contractor, its assignee, or licensees shall be closed to the public, including potential licensees. In accordance with 35 U.S.C. 202(c)(5), agencies shall not disclose any such information obtained during a march-in proceeding to persons outside the government except when such release is authorized by the contractor (assignee or licensee).

(f) The official conducting the fact-finding shall prepare or adopt written findings of fact and transmit them to the head of the agency or designee promptly after the conclusion of the fact-finding proceeding along with a recommended determination. A copy of the findings of fact shall be sent to the contractor (assignee or exclusive licensee) by registered or certified mail. The contractor (assignee or exclusive licensee) and agency representatives will be given 30 days to submit written arguments to the head of the agency or designee; and, upon request by the contractor oral arguments will be held before the agency head or designee that will make the final determination.

(g) In cases in which fact-finding has been conducted, the head of the agency or designee shall base his or her determination on the facts found, together with any other information and written or oral arguments submitted by the contractor (assignee or exclusive licensee) and agency representatives, and any other information in the administrative record. The consistency of the exercise of march-in rights with the policy and objectives of 35 U.S.C. 200 shall also be considered. In cases referred for fact-finding, the head of the agency or designee may reject only those facts that have been found to be clearly erroneous, but must explicitly state the rejection and indicate the basis for the contrary finding. Written notice of the determination whether march-in rights will be exercised shall be made by the head of the agency or designee and sent to the contractor (assignee of exclusive licensee) by certified or registered mail within 90 days after the completion of fact-finding or 90 days after oral arguments, whichever is later, or the proceedings will be deemed to have been terminated and thereafter no march-in based on the facts and reasons upon which the proceeding was initiated may be exercised.

(h) An agency may, at any time, terminate a march-in proceeding if it is satisfied that it does not wish to exercise march-in rights.

(i) The procedures of this part shall also apply to the exercise of march-in rights against inventors receiving title to subject inventions under 35 U.S.C. 202(d) and, for that purpose, the term “contractor” as used in this section shall be deemed to include the inventor.

(j) An agency determination unfavorable to the contractor (assignee or exclusive licensee) shall be held in abeyance pending the exhaustion of appeals or petitions filed under 35 U.S.C. 203(2).

(k) For purposes of this section the term exclusive licensee includes a partially exclusive licensee.

(l) Agencies are authorized to issue supplemental procedures not inconsistent with this part for the conduct of march-in proceedings.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Sec. 401.7 Small business preference.

(a) Paragraph (k)(4) of the clauses at Sec. 401.14 Implements the small business preference requirement of 35 U.S.C. 202(c)(7)(D). Contractors are expected to use efforts that are reasonable under the circumstances to attract small business licensees. They are also expected to give small business firms that meet the standard outlined in the clause a preference over other applicants for licenses. What constitutes reasonable efforts to attract small business licensees will vary with the circumstances and the nature, duration, and expense of efforts needed to bring the invention to the market. Paragraph (k)(4) is not intended, for example, to prevent nonprofit organizations from providing larger firms with a right of first refusal or other options in inventions that relate to research being supported under long-term or other arrangements with larger companies. Under such circumstances it would not be reasonable to seek and to give a preference to small business licensees.

(b) Small business firms that believe a nonprofit organization is not meeting its obligations under the clause may report their concerns to the Secretary. To the extent deemed appropriate, the Secretary will undertake informal investigation of the concern, and, if appropriate, enter into discussions or negotiations with the nonprofit organization to the end of improving its efforts in meeting its obligations under the clause. However, in no event will the Secretary intervene in ongoing negotiations or contractor decisions concerning the licensing of a specific subject invention. All the above investigations, discussions, and negotiations of the Secretary will be in coordination with other interested agencies, including the Small Business Administration; and in the case of a contract for the operation of a government-owned, contractor operated research or production facility, the Secretary will coordinate with the agency responsible for the facility prior to any discussions or negotiations with the contractor.

Sec. 401.8 Reporting on utilization of subject inventions.

(a) Paragraph (h) of the clauses at Sec. 401.14 and its counterpart in the clause at Attachment A to OMB Circular A-124 provides that agencies have the right to receive periodic reports from the contractor on utilization of inventions. Agencies exercising this right should accept such information to the extent feasible, in the format that the contractor normally prepares for is own internal purposes. The prescription of forms should be avoided. However, any forms or standard questionnaires that are adopted by an agency for this purpose must comply with the requirements of the Paperwork Reduction Act. Copies shall be sent to the Secretary.

(b) In accordance with 35 U.S.C. 202(c)(5) and the terms of the clauses at Sec. 401.14 agencies shall not disclose such information to persons outside the government. Contractors will continue to provide confidential markings to help prevent inadvertent release outside the agency.

Sec. 401.9 Retention of rights by contractor employee inventor.

Agencies which allow an employee/inventor of the contractor to retain rights to a subject invention made under a funding agreement with a small business firm or nonprofit organization contractor, as authorized by 35 U.S.C. 202(d), will impose upon the inventor at least those conditions that would apply to a small business firm contractor under paragraphs (d)(1) and (3); (f)(4); (h); (i); and (j) of the clause at Sec. 401.14(a).

Sec. 401.10 Government assignment to contractor of rights in invention of government employee.

In any case when a Federal employee is a co-inventor of any invention made under a funding agreement with a small business firm or nonprofit organization and the Federal agency employing such co-inventor transfers or reassigns the right it has acquired in the subject invention from its employee to the contractor as authorized by 35 U.S.C. 202(e), the assignment will be made subject to the same conditions as apply to the contractor under the patent rights clause of its funding agreement. Agencies may add additional conditions as long as they are consistent with 35 U.S.C. 201-206.

Sec. 401.11 Appeals.

(a) As used in this section, the term standard clause means the clause at Sec. 401.14 of this part and the clauses previously prescribed by either OMB Circular A-124 or OMB Bulletin 81-22.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) The agency official initially authorized to take any of the following actions shall provide the contractor with a written statement of the basis for his or her action at the time the action is taken, including any relevant facts that were relied upon in taking the action.

(1) A refusal to grant an extension under paragraph (c)(4) of the standard clauses.

(2) A request for a conveyance of title under paragraph (d) of the standard clauses.

(3) A refusal to grant a waiver under paragraph (i) of the standard clauses.

(4) A refusal to approve an assignment under paragraph (k)(1) of the standard clauses.

(5) A refusal to grant an extension of the exclusive license period under paragraph (k)(2) of the clauses prescribed by either OMB Circular A-124 or OMB Bulletin 81-22.

(c) Each agency shall establish and publish procedures under which any of the agency actions listed in paragraph (b) of this section may be appealed to the head of the agency or designee. Review at this level shall consider both the factual and legal basis for the actions and its consistency with the policy and objectives of 35 U.S.C. 200-206.

(d) Appeals procedures established under paragraph (c) of this section shall include administrative due process procedures and standards for fact-finding at least comparable to those set forth in Sec. 401.6 (e) through (g) whenever there is a dispute as to the factual basis for an agency request for a conveyance of title under paragraph (d) of the standard clause, including any dispute as to whether or not an invention is a subject invention.

(e) To the extent that any of the actions described in paragraph (b) of this section are subject to appeal under the Contract Dispute Act, the procedures under the Act will satisfy the requirements of paragraphs (c) and (d) of this section.

Sec. 401.12 Licensing of background patent rights to third parties.

(a) A funding agreement with a small business firm or a domestic nonprofit organization will not contain a provision allowing a Federal agency to require the licensing to third parties of inventions owned by the contractor that are not subject inventions unless such provision has been approved by the agency head and a written justification has been signed by the agency head. Any such provision will clearly state whether the licensing may be required in connection with the practice of a subject invention, a specifically identified work object, or both. The agency head may not delegate the authority to approve such provisions or to sign the justification required for such provisions.

(b) A Federal agency will not require the licensing of third parties under any such provision unless the agency head determines that the use of the invention by others is necessary for the practice of a subject invention or for the use of a work object of the funding agreement and that such action is necessary to achieve practical application of the subject invention or work object. Any such determination will be on the record after an opportunity for an agency hearing. The contractor shall be given prompt notification of the determination by certified or registered mail. Any action commenced for judicial review of such determination shall be brought within sixty days after notification of such determination.

Sec. 401.13 Administration of patent rights clauses.

(a) In the event a subject invention is made under funding agreements of more than one agency, at the request of the contractor or on their own initiative the agencies shall designate one agency as responsible for administration of the rights of the government in the invention.

(b) Agencies shall promptly grant, unless there is a significant reason not to, a request by a nonprofit organization under paragraph (k)(2) of the clauses prescribed by either OMB Circular A-124 or OMB Bulletin 81-22 inasmuch as 35 U.S.C. 202(c)(7) has since been amended to eliminate the limitation on the duration of exclusive licenses. Similarly, unless there is a significant reason not to, agencies shall promptly approve an assignment by a nonprofit organization to an organization which has as one of its primary functions the management of inventions when a request for approval has been necessitated under paragraph (k)(1) of the clauses prescribed by either OMB Circular A-124 or OMB Bulletin 81-22 because the patent management organization is engaged in or holds a substantial interest in other organizations engaged in the manufacture or sale of products or the use of processes that might utilize the invention or be in competition with embodiments of the invention. As amended, 35 U.S.C. 202(c)(7) no longer contains this limitation. The policy of this subsection should also be followed in connection with similar approvals that may be required under Institutional Patent Agreements, other patent rights clauses, or waivers that predate Chapter 18 of Title 35, United States Code.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) The President’s Patent Policy Memorandum of February 18, 1983, states that agencies should protect the confidentiality of invention disclosure, patent applications, and utilization reports required in performance or in consequence of awards to the extent permitted by 35 U.S.C. 205 or other applicable laws. The following requirements should be followed for funding agreements covered by and predating this part 401.

(1) To the extent authorized by 35 U.S.C. 205, agencies shall not disclose to third parties pursuant to requests under the Freedom of Information Act (FOIA) any information disclosing a subject invention for a reasonable time in order for a patent application to be filed. With respect to subject inventions of contractors that are small business firms or nonprofit organizations, a reasonable time shall be the time during which an initial patent application may be filed under paragraph (c) of the standard clause found at Sec. 401.14(a) or such other clause may be used in the funding agreement. However, an agency may disclose such subject inventions under the FOIA, at its discretion, after a contractor has elected not to retain title or after the time in which the contractor is required to make an election if the contractor has not made an election within that time. Similarly, an agency may honor a FOIA request at its discretion if it finds that the same information has previously been published by the inventor, contractor, or otherwise. If the agency plans to file itself when the contractor has not elected title, it may, of course, continue to avail itself of the authority of 35 U.S.C. 205.

(2) In accordance with 35 U.S.C. 205, agencies shall not disclose or release for a period of 18 months from the filing date of the patent application to third parties pursuant to requests under the Freedom of Information Act, or otherwise, copies of any document which the agency obtained under this clause which is part of an application for patent with the U.S. Patent and Trademark Office or any foreign patent office filed by the contractor (or its assignees, licensees, or employees) on a subject invention to which the contractor has elected to retain title. This prohibition does not extend to disclosure to other government agencies or contractors of government agencies under an obligation to maintain such information in confidence.

(3) A number of agencies have policies to encourage public dissemination of the results of work supported by the agency through publication in government or other publications of technical reports of contractors or others. In recognition of the fact that such publication, if it included descriptions of a subject invention could create bars to obtaining patent protection, it is the policy of the executive branch that agencies will not include in such publication programs copies of disclosures of inventions submitted by small business firms or nonprofit organizations, pursuant to paragraph (c) of the standard clause found at Sec. 401.14(a), except that under the same circumstances under which agencies are authorized to release such information pursuant to FOIA requests under paragraph (c)(1) of this section, agencies may publish such disclosures.

(4) Nothing in this paragraph is intended to preclude agencies from including in the publication activities described in the first sentence of paragraph (c)(3), the publication of materials describing a subject invention to the extent such materials were provided as part of a technical report or other submission of the contractor which were submitted independently of the requirements of the patent rights provisions of the contract. However, if a small business firm or nonprofit organization notifies the agency that a particular report or other submission contains a disclosure of a subject invention to which it has elected title or may elect title, the agency shall use reasonable efforts to restrict its publication of the material for six months from date of its receipt of the report or submission or, if earlier, until the contractor has filed an initial patent application. Agencies, of course, retain the discretion to delay publication for additional periods of time.

(5) Nothing in this paragraph is intended to limit the authority of agencies provided in 35 U.S.C. 205 in circumstances not specifically described in this paragraph.

{52 FR 8554, Mar. 18, 1987, as amended at 60 FR 41812, Aug. 14, 1995}

Sec. 401.14 Standard patent rights clauses.

(a) The following is the standard patent rights clause to be used as specified in Sec. 401.3(a).

Patent Rights (Small Business Firms and Nonprofit Organizations)

(a) Definitions

(1) Invention means any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(2) Subject invention means any invention of the contractor conceived or first actually reduced to practice in the performance of work under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d)) must also occur during the period of contract performance.

(3) Practical Application means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or government regulations, available to the public on reasonable terms.

(4) Made when used in relation to any invention means the conception or first actual reduction to practice of such invention.

(5) Small Business Firm means a small business concern as defined at section 2 of Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

(6) Nonprofit Organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c) and exempt from taxation under section 501(a) of the Internal Revenue Code (25 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

(b) Allocation of Principal Rights

The Contractor may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. 203. With respect to any subject invention in which the Contractor retains title, the Federal government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention Disclosure, Election of Title and Filing of Patent Application by Contractor

(1) The contractor will disclose each subject invention to the Federal Agency within two months after the inventor discloses it in writing to contractor personnel responsible for patent matters. The disclosure to the agency shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the agency, the Contractor will promptly notify the agency of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the contractor.

(2) The Contractor will elect in writing whether or not to retain title to any such invention by notifying the Federal agency within two years of disclosure to the Federal agency. However, in any case where publication, on sale or public use has initiated the one year statutory period wherein valid patent protection can still be obtained in the United States, the period for election of title may be shortened by the agency to a date that is no more than 60 days prior to the end of the statutory period.

(3) The contractor will file its initial patent application on a subject invention to which it elects to retain title within one year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The contractor will file patent applications in additional countries or international patent offices within either ten months of the corresponding initial patent application or six months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

(4) Requests for extension of the time for disclosure, election, and filing under subparagraphs (1), (2), and (3) may, at the discretion of the agency, be granted.

(d) Conditions When the Government May Obtain Title

The contractor will convey to the Federal agency, upon written request, title to any subject invention—

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(1) If the contractor fails to disclose or elect title to the subject invention within the times specified in (c), above, or elects not to retain title; provided that the agency may only request title within 60 days after learning of the failure of the contractor to disclose or elect within the specified times.

(2) In those countries in which the contractor fails to file patent applications within the times specified in (c) above; provided, however, that if the contractor has filed a patent application in a country after the times specified in (c) above, but prior to its receipt of the written request of the Federal agency, the contractor shall continue to retain title in that country.

(3) In any country in which the contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(e) Minimum Rights to Contractor and Protection of the Contractor Right to File

(1) The contractor will retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the contractor fails to disclose the invention within the times specified in (c), above. The contractor’s license extends to its domestic subsidiary and affiliates, if any, within the corporate structure of which the contractor is a party and includes the right to grant sublicenses of the same scope to the extent the contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of the Federal agency except when transferred to the successor of that party of the contractor’s business to which the invention pertains.

(2) The contractor’s domestic license may be revoked or modified by the funding Federal agency to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR part 404 and agency licensing regulations (if any). This license will not be revoked in that field of use or the geographical areas in which the contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of the funding Federal agency to the extent the contractor, its licensees, or the domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

(3) Before revocation or modification of the license, the funding Federal agency will furnish the contractor a written notice of its intention to revoke or modify the license, and the contractor will be allowed thirty days (or such other time as may be authorized by the funding Federal agency for good cause shown by the contractor) after the notice to show cause why the license should not be revoked or modified. The contractor has the right to appeal, in accordance with applicable regulations in 37 CFR part 404 and agency regulations (if any) concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of the license.

(f) Contractor Action to Protect the Government’s Interest

(1) The contractor agrees to execute or to have executed and promptly deliver to the Federal agency all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the contractor elects to retain title, and (ii) convey title to the Federal agency when requested under paragraph (d) above and to enable the government to obtain patent protection throughout the world in that subject invention.

(2) The contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the contractor each subject invention made under contract in order that the contractor can comply with the disclosure provisions of paragraph (c), above, and to execute all papers necessary to file patent applications on subject inventions and to establish the government’s rights in the subject inventions. This disclosure format should require, as a minimum, the information required by (c)(1), above. The contractor shall instruct such employees through employee agreements or other suitable educational programs on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3) The contractor will notify the Federal agency of any decisions not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than thirty days before the expiration of the response period required by the relevant patent office.

(4) The contractor agrees to include, within the specification of any United States patent applications and any patent issuing thereon covering a subject invention, the following statement, “This invention was made with government support under (identify the contract) awarded by (identify the Federal agency). The government has certain rights in the invention.”

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(g) Subcontracts

(1) The contractor will include this clause, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental or research work to be performed by a small business firm or domestic nonprofit organization. The subcontractor will retain all rights provided for the contractor in this clause, and the contractor will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor’s subject inventions.

(2) The contractor will include in all other subcontracts, regardless of tier, for experimental developmental or research work the patent rights clause required by (cite section of agency implementing regulations or FAR).

(3) In the case of subcontracts, at any tier, when the prime award with the Federal agency was a contract (but not a grant or cooperative agreement), the agency, subcontractor, and the contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and the Federal agency with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes Act in connection with proceedings under paragraph (j) of this clause.

(h) Reporting on Utilization of Subject Inventions

The Contractor agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the contractor, and such other data and information as the agency may reasonably specify. The contractor also agrees to provide additional reports as may be requested by the agency in connection with any march-in proceeding undertaken by the agency in accordance with paragraph (j) of this clause. As required by 35 U.S.C. 202(c)(5), the agency agrees it will not disclose such information to persons outside the government without permission of the contractor.

(i) Preference for United States Industry

Notwithstanding any other provision of this clause, the contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject inventions in the United States unless such person agrees that any products embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by the Federal agency upon a showing by the contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in Rights

The contractor agrees that with respect to any subject invention in which it has acquired title, the Federal agency has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency to require the contractor, an assignee or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the contractor, assignee, or exclusive licensee refuses such a request the Federal agency has the right to grant such a license itself if the Federal agency determines that:

(1) Such action is necessary because the contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use.

(2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the contractor, assignee or their licensees;

(3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the contractor, assignee or licensees; or

(4) Such action is necessary because the agreement required by paragraph (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(k) Special Provisions for Contracts with Nonprofit Organizations

If the contractor is a nonprofit organization, it agrees that:

(1) Rights to a subject invention in the United States may not be assigned without the approval of the Federal agency, except where such assignment is made to an organization which has as one of its primary functions the management of inventions, provided that such assignee will be subject to the same provisions as the contractor;

(2) The contractor will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when the agency deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

(3) The balance of any royalties or income earned by the contractor with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions, will be utilized for the support of scientific research or education; and

(4) It will make efforts that are reasonable under the circumstances to attract licensees of subject invention that are small business firms and that it will give a preference to a small business firm when licensing a subject invention if the contractor determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided, that the contractor is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the contractor. However, the contractor agrees that the Secretary may review the contractor’s licensing program and decisions regarding small business applicants, and the contractor will negotiate changes to its licensing policies, procedures, or practices with the Secretary when the Secretary’s review discloses that the contractor could take reasonable steps to implement more effectively the requirements of this paragraph (k)(4).

(l) Communication

(Complete According to Instructions at 401.5(b))

(b) When the Department of Energy (DOE) determines to use alternative provisions under Sec. 401.3(a)(4), the standard clause at Sec. 401.14(a), of this section, shall be used with the following modifications unless a substitute clause is drafted by DOE:

(1) The title of the clause shall be changed to read as follows: Patent Rights to Nonprofit DOE Facility Operators

(2) Add an “(A)” after ``(1)” in paragraph (c)(1) and add subparagraphs (B) and (C) to paragraph (c)(1) as follows:

(B) If the subject invention occurred under activities funded by the naval nuclear propulsion or weapons related programs of DOE, then the provisions of this subparagraph (c)(1)(B) will apply in lieu of paragraphs (c)(2) and (3). In such cases the contractor agrees to assign the government the entire right, title, and interest thereto throughout the world in and to the subject invention except to the extent that rights are retained by the contractor through a greater rights determination or under paragraph (e), below. The contractor, or an employee-inventor, with authorization of the contractor, may submit a request for greater rights at the time the invention is disclosed or within a reasonable time thereafter. DOE will process such a request in accordance with procedures at 37 CFR 401.15. Each determination of greater rights will be subject to paragraphs (h)-(k) of this clause and such additional conditions, if any, deemed to be appropriate by the Department of Energy.

(C) At the time an invention is disclosed in accordance with (c)(1)(A) above, or within 90 days thereafter, the contractor will submit a written statement as to whether or not the invention occurred under a naval nuclear propulsion or weapons-related program of the Department of Energy. If this statement is not filed within this time, subparagraph (c)(1)(B) will apply in lieu of paragraphs (c)(2) and (3). The contractor statement will be deemed conclusive unless, within 60 days thereafter, the Contracting Officer disagrees in writing, in which case the determination of the Contracting Officer will be deemed conclusive unless the contractor files a claim under the Contract Disputes Act within 60 days after the Contracting Officer’s determination. Pending resolution of the matter, the invention will be subject to subparagraph (c)(1)(B).

(3) Paragraph (k)(3) of the clause will be modified as prescribed at Sec. 401.5(g).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Sec. 401.15 Deferred determinations.

(a) This section applies to requests for greater rights in subject inventions made by contractors when deferred determination provisions were included in the funding agreement because one of the exceptions at Sec. 401.3(a) was applied, except that the Department of Energy is authorized to process deferred determinations either in accordance with its waiver regulations or this section. A contractor requesting greater rights should include with its request information on its plans and intentions to bring the invention to practical application. Within 90 days after receiving a request and supporting information, or sooner if a statutory bar to patenting is imminent, the agency should seek to make a determination. In any event, if a bar to patenting is imminent, unless the agency plans to file on its own, it shall authorize the contractor to file a patent application pending a determination by the agency. Such a filing shall normally be at the contractor’s own risk and expense. However, if the agency subsequently refuses to allow the contractor to retain title and elects to proceed with the patent application under government ownership, it shall reimburse the contractor for the cost of preparing and filing the patent application.

(b) If the circumstances of concerns which originally led the agency to invoke an exception under Sec. 401.3(a) are not applicable to the actual subject invention or are no longer valid because of subsequent events, the agency should allow the contractor to retain title to the invention on the same conditions as would have applied if the standard clause at Sec. 401.14(a) had been used originally, unless it has been licensed.

(c) If paragraph (b) is not applicable the agency shall make its determination based on an assessment whether its own plans regarding the invention will better promote the policies and objectives of 35 U.S.C. 200 than will contractor ownership of the invention. Moreover, if the agency is concerned only about specific uses or applications of the invention, it shall consider leaving title in the contractor with additional conditions imposed upon the contractor’s use of the invention for such applications or with expanded government license rights in such applications.

(d) A determination not to allow the contractor to retain title to a subject invention or to restrict or condition its title with conditions differing from those in the clause at Sec. 401.14(a), unless made by the head of the agency, shall be appealable by the contractor to an agency official at a level above the person who made the determination. This appeal shall be subject to the procedures applicable to appeals under Sec. 401.11 of this part.

Sec. 401.16 Electronic filing.

Unless otherwise requested or directed by the agency,

(a) The written report required in (c)(1) of the standard clause in Sec. 401.14(a) may be electronically filed;

(b) The written election required in (c)(2) of the standard clause in Sec. 401.14(a) may be electronically filed; and

(c) The close-out report in (f)(1) and the information identified in (f)(2) and (f)(3) of Sec. 401.5 may be electronically filed.

{60 FR 41812, Aug. 14, 1995}

Sec. 401.17 Submissions and inquiries.

All submissions or inquiries should be directed to Director, Technology Competitiveness Staff, Office of Technology Policy, Technology Administration, telephone number 202-482-2100, Room H4418, U.S. Department of Commerce, Washington, DC 20230.

{60 FR 41812, Aug. 14, 1995}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX B

DEVELOPMENT AND COMMERCIALIZATION GOALS

Developmental Time Line

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX C

SUGGESTED FORM OF ROYALTY REPORT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

OREGON STATE UNIVERSITY ROYALTY REPORT	LICENSEE:

Technology Transfer Office 312 Kerr Administration Building Corvallis, Oregon 97331-2140	LICENSE NO: _____________________________________
Report Due Date: __________________________________
Reporting Period:_______________________________
This report must be submitted regardless of whether royalties are owed.
Please do not leave any column blank, state all information requested below.

OSU Docket No.	Product Description	Price per Unit	Quantity	Net Sales	Royalty %	Royalty Due

Report Completed by: ________________________	TOTAL ROYALTIES DUE: ______________

Telephone No: _____________________________

Please make check payable to: Oregon State University

If you have questions please contact: Cynthia Hubbard, Accountant (541) 737-0669

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.